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                                                                       EXHIBIT 5

                               Cendant Corporation
                               9 West 57th Street
                               New York, NY 10019




                                                     November 2, 2001


Cendant Corporation
9 West 57th Street
New York, New York 10019

                  Re:  CENDANT CORPORATION'S REGISTRATION STATEMENT ON FORM S-4
                       --------------------------------------------------------

Ladies and Gentlemen:

                  I am the Senior Vice President, Law and Secretary of Cendant Corporation, a Delaware corporation (the "Company"), and am acting as counsel in connection with the public offering of $850,00,000 aggregate principal amount of the Company's 6 7/8% Notes due 2006 (the "Exchange Notes"). The Exchange Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount of the issued and outstanding 6 7/8% Notes due 2006 of the Company (the "Original Notes") under the Indenture, dated as of February 24, 1998 (the "Indenture"), by and between the Company and The Bank of Nova Scotia Trust Company of New York, as trustee (the "Trustee"), as contemplated by the Registration Rights Agreement, dated August 13, 2001 (the "Registration Rights Agreement), by and among the Company and J.P. Morgan Securities Inc., Banc of America Securities LLC, Barclays Capital Inc., Credit Lyonnais Securities (USA) Inc., The Royal Bank of Scotland plc, Scotia Capital
(USA) Inc., Tokyo-Mitsubishi International plc and The Williams Capital Group, L.P.

                  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

                  In connection with this opinion, I have examined, originals or copies, certified or otherwise identified to my satisfaction, of:


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Cendant Corporation
November 2, 2001

                  (a) the Registration Statement on Form S-4 relating to the Exchange Notes to be filed with the Securities and Exchange Commission (the "Commission") on the date hereof under the Act (the "Registration Statement");

                  (b) an executed copy of the Registration Rights Agreement;

                  (c) an executed copy of the Indenture;

                  (d) the Amended and Restated Certificate of Incorporation of the Company;

                  (e) the Amended and Restated By-laws of the Company;

                  (f) certain resolutions adopted by the Executive Committee of the Board of Directors of the Company relating to the Exchange Offer, the issuance of the Original Notes and the Exchange Notes, the Indenture and related matters;

                  (g) the Form T-1 of the Trustee to be filed as exhibit to the Registration Statement; and

                  (h) the form of the Exchange Notes.

I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I have deemed neces sary or appropriate as a basis for the opinions set forth herein.

                  In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such latter documents. In making my examination of executed documents, I have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery of such documents by the parties to such documents, and the validity and

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Cendant Corporation
November 2, 2001

binding effect thereof. As to any facts material to the opinions expressed herein which I did not independently establish or verify, I have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

                  I am admitted to the bars in the States of New York and New Jersey and do not express any opinion as to the laws of any other jurisdiction.

                  Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth above, I am of the opinion that when (i) the Registration Statement becomes effective and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended and (ii) the Exchange Notes (in the form that I examined) have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of Original Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Exchange Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                  I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also consent to the reference to the use of my name under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                                  Very truly yours,


                                                  /s/ Eric J. Bock

                                                  Eric J. Bock, Esq.
                                                  Senior Vice President, Law and
                                                          Secretary